Exhibit 10.1

AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Agreement”) dated May 3, 2023 (the “A&R Execution Date”) is among Exok, Inc., an Oklahoma corporation (“Seller”), Prairie Operating Co., LLC, a Delaware limited liability company (“Purchaser”), and Creek Road Miners, Inc., a Delaware corporation (“Creek Road”) (solely with respect to Section 8.3). Purchaser and Seller are sometimes referred to herein as the “Parties,” or individually as a “Party.”

RECITALS

Seller is the owner of certain interests in and to certain oil and gas Assets (as defined below);

The Parties previously entered into that certain Purchase and Sale Agreement (the “Original Agreement”), dated as of October 24, 2022 (the “Original Execution Date”), pursuant to which the Seller agreed to sell and Purchaser agreed to purchase certain assets of Seller hereafter described in the manner and upon the terms and conditions set forth therein;

Concurrently with the execution and delivery of the Original Agreement, Purchaser entered into that certain Agreement and Plan of Merger (as may be amended, restated, supplemented and/or modified from time to time, the “Merger Agreement”), dated as of the Original Execution Date, by and among Purchaser, Creek Road, and Creek Road Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Creek Road, pursuant to which the parties thereto will undertake the transactions described therein;

The Parties are entering into this Agreement to amend and restate the terms and conditions of the Original Agreement as set forth herein; and

Concurrently with the execution and delivery of this Agreement, Creek Road is entering into securities purchase agreements with certain investors (the “PIPE Investors”), pursuant to which such PIPE Investors, upon the terms and subject to the conditions to be set forth in such securities purchase agreements, may purchase certain securities of Creek Road in a private placement (collectively, the “Private Placements”), with such purchases to be consummated following the consummation of the transactions contemplated by the Merger Agreement and prior to the consummation of the transactions contemplated hereby, it being understood that such proceeds may exceed the Cash Consideration (as defined below) payable to Seller hereunder at the Closing.

Now, therefore, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the Parties covenant and agree as follows:

Article 1
PURCHASE AND SALE

Section 1.1 Purchase and Sale.

At the Closing, but effective as of the Effective Date (as defined below), upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets.

Section 1.2 Assets.

Subject to the exclusions set forth in this Agreement, all of the following shall herein be called the “Assets”:

(a) All of Seller’s right, title and interest in, to and under the fee oil and gas leases described on Exhibit A attached hereto, including all working interests, operating rights, record title interests and other interests of every kind and character (the “Fee Leases”), that include and convey no less than a 75% net revenue interest (“NRI,” being the share of production of all hydrocarbons produced, saved and sold, after all burdens, such as royalty and overriding royalty, have been deducted from the working interest) in each Fee Lease.

(b) All of Seller’s right, title and interest in, to and under the State of Colorado Oil and Gas Leases described on Exhibit A attached hereto, including all working interests, operating rights, record title interests and other interests of every kind and character (the “State Leases”), that include and convey no less than a 77.5% NRI in the State Leases.

(c) 100% of Seller’s leasehold interest (Fee Leases and State Leases are collectively referred to as the “Leases”) in 3,157.652 net mineral acres in, on and under 4,494.37 gross acres located in Weld County, Colorado, as described on Exhibit A (the “Lands”).

(d) To the extent transferable, Seller’s interests in and under all contracts, agreements and instruments by which the other Assets are bound or that relate to or are used or useful in connection with the ownership, development or operation of the Leases or the Lands, to the extent applicable to the Leases or Lands, including all surface use agreements, surface rights, surface permits and other similar rights and instruments.

(e) All of Seller’s records, files and geological and geophysical data directly related to the Assets, including without limitation all seismic data and interpretations thereof, logs, core analyses, formation tests, films, surveyors’ notes, plane table sheets, shot point data bases, land files, contract files, lease files, title files (including title reports, title opinions, runsheets, abstracts, evidence of bonus and rental payments), maps, surveys and data sheets (“Records”). Seller does not warrant the accuracy, completeness or viability of any of the Records or analysis provided therein.

Section 1.3 Effective Date.

The effective date of the conveyance of the Assets shall be the Closing Date (the “Effective Date”). Except as otherwise specifically provided herein, Purchaser shall be entitled to all production of hydrocarbons from or attributable to the Assets from and after the Effective Date (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Date and shall be responsible for all property costs incurred from and after the Effective Date.

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Section 1.4 Conveyance.

Seller shall convey the Assets to Purchaser at the Closing by an Assignment and Conveyance in the form of Exhibit B attached hereto (the “Conveyance”).

Article 2
PURCHASE PRICE

Section 2.1 Consideration.

The consideration for the Assets shall be $3,000,000.00 in cash payable upon the Closing by wire transfer of immediately available funds (the “Cash Consideration”).

Section 2.2 Conditions to Closing.

(a) Conditions of Seller to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement (except for the obligations of Seller to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of Seller to consummate the Closing, are subject, at the option of Seller, to the satisfaction on or prior to the Closing of each of the conditions set forth in this Section 2.2(a), unless waived in writing by Seller:

(i) Each of the representations and warranties of Purchaser shall be true and correct in all material respects as of the Closing Date (as defined below);

(ii) Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date;

(iii) On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force; and

(iv) Purchaser shall be ready, willing and able to deliver to Seller at the Closing the other documents and items required to be delivered by Purchaser under this Article 2.

(b) Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement (except for the obligations of Purchaser to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of Purchaser to consummate the Closing, are subject, at the option of Purchaser, to the satisfaction on or prior to the Closing of each of the conditions set forth in this Section 2.2(b), unless waived in writing by Purchaser:

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(i) Each of the representations and warranties of Seller shall be true and correct in all material respects as of the Closing Date;

(ii) Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by Seller under this Agreement prior to or on the Closing Date;

(iii) On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force;

(iv) All conditions precedent to the closing of the transactions set forth in the Merger Agreement shall have been satisfied or waived, and the closing of such transactions shall have occurred prior to the transactions contemplated in this Agreement;

(v) At least twenty (20) calendar days shall have passed since the mailing of the Information Statement (as defined below) by Creek Road; and

(vi) Seller shall be ready, willing and able to deliver to Purchaser at the Closing the other documents and items required to be delivered by Seller under this Article 2.

Section 2.3 Closing.

The closing of the transaction contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Seller, take place at the offices of Vinson & Elkins LLP located at 845 Texas Avenue, Suite 4700 Houston, Texas 77002 at 10:00 a.m., local time, on the date that is within five (5) business days after the satisfaction of each Party’s conditions to the Closing set forth in Section 2.2. The date on which the Closing occurs is referred to herein as the “Closing Date.” All actions to be taken and all documents and instruments to be executed and delivered at the Closing shall be deemed to have been taken, executed and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed to have been taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered.

Section 2.4 Payment of Cash Consideration.

At the Closing, Purchaser shall pay to Seller the Cash Consideration by wire transfer of immediately available funds to the account designated by Seller.

Section 2.5 Deliveries at the Closing.

At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) The Parties shall execute, acknowledge and deliver the Conveyance (Exhibit B), with a special warranty of title by, through and under Seller but not otherwise, in sufficient counterparts for recording in Weld County, Colorado, and any applicable forms of any governmental entity, including the Colorado State Land Board, conveying all of the Assets to Purchaser as of the Effective Date;

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(b) Purchaser shall deliver or cause to be delivered to Seller the Cash Consideration;

(c) Purchaser shall execute and deliver to Seller an area of mutual agreement in the form attached hereto as Exhibit C;

(d) Seller shall deliver to Purchaser (i) releases of all liens, mortgages, pledges, collateral assignments or security interest, of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing (each a “Lien”) that are burdening the Assets, (ii) authorizations to file UCC-3 termination statements releases in all applicable jurisdictions to evidence the release all such Liens on the Assets and (iii) all instruments and agreements reasonably requested by, and in form and substance reasonably acceptable to, Purchaser to effect and file of record the release of all Liens in connection therewith;

(e) Seller shall deliver to Purchaser electronic copies of all Records in the possession of Seller, its affiliates and/or their respective designees and contractors (including brokers and/or landmen);

(f) Purchaser and Seller (or Seller’s designated operator) shall execute all documents reasonably requested by the other Party that are necessary to transfer the Assets to Purchaser;

(g) Seller and Purchaser shall take such other actions and deliver such other documents as are reasonably requested by the other Party to effect the transactions contemplated by this Agreement; and

(h) Seller shall deliver a duly completed and executed IRS Form W-9.

Section 2.6 Option to Purchase.

(a) Grant of Option. From the Closing Date until the later of (i) the date that is ninety (90) days following the Closing Date or (ii) August 15, 2023 (such period, the “Option Period”), Seller hereby grants and conveys to Purchaser the sole and exclusive right and limited-term option (which may be exercised in Purchaser’s sole discretion) (such option, the “Option”) to acquire the Optioned Assets (as defined below) for a purchase price of $22,182,000.00, payable as (x) $18,000,000 in cash payable by wire transfer of immediately available funds (the “Optioned Asset Cash Consideration”) and (y) the issuance at the Option Closing of $4,182,000.00 in total equity consideration, consisting of (1) a number shares of common stock, par value $0.0001 per share, of Creek Road (“Creek Road Common Stock,” and such shares of Creek Road Common Stock, the “Optioned Asset Stock Consideration”) equal to the quotient of $4,182,000.00 divided by the VWAP and (2) an equal number of warrants to purchase shares of Creek Road Common Stock (the “Optioned Asset Warrant Consideration,” and together with the Optioned Asset Stock Consideration and the shares of Creek Road Common Stock underlying the Optioned Asset Warrant Consideration issuable upon the exercise thereof, the “Optioned Asset Equity Consideration”).

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For purposes of this Section 2.6(a), “VWAP” means the volume weighted average price for Creek Road Common Stock in the over-the-counter market on the electronic bulletin board for Creek Road Common Stock during the period beginning at 9:30:01 a.m., New York time (or such other time as the trading market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the trading market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) for the twenty (20) consecutive trading days ending on the date the Option is exercised by Purchaser.

(b) Option Election; Failure to Exercise Option. Purchaser may exercise the Option by delivering a written notice of such election to Seller at any time during the Option Period. If Purchaser does not validly exercise the Option by delivering such a written notice within the Option Period, then either Seller or Purchaser may elect to terminate the Option by written notice to the other Party. In the event of such termination, (i) Seller shall have no further obligations under this Section 2.6 with respect to the Option and the Optioned Assets shall be free and clear of the Option and (ii) Purchaser shall have no further Option rights under this Section 2.6 or with respect to any Optioned Assets.

(c) Exercise of Option. If Purchaser validly exercises the Option by delivering to Seller a written notice thereof during the Option Period, then:

(i) such exercise shall be deemed to constitute the irrevocable and binding obligation and covenant of (A) Purchaser to purchase the Optioned Assets and deliver the amounts, documents and instruments described and required in this Section 2.6 and (B) Seller to sell the Optioned Assets and deliver the documents and instruments described and required in this Section 2.6;

(ii) the consummation of the purchase and sale of the Optioned Assets contemplated by this Section 2.6 (the “Option Closing”) shall, unless otherwise agreed to in writing by Purchaser and Seller, take place at the offices of Vinson & Elkins LLP located at 845 Texas Avenue, Suite 4700 Houston, Texas 77002 at 10:00 a.m., local time, on the date that is five (5) business days after Purchaser validly exercises the Option (the “Option Closing Date”); and

(iii) the effective date of the conveyance of the Optioned Assets shall be the Closing Date (such date, the “Optioned Asset Effective Date”), and except as otherwise specifically provided herein, Purchaser shall be entitled to all production of hydrocarbons from or attributable to the Optioned Assets from and after the Optioned Asset Effective Date (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Optioned Assets at or after the Optioned Asset Effective Date and shall be responsible for all property costs incurred from and after the Optioned Asset Effective Date.

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(d) Conditions to Option Closing.

(i) Conditions of Seller to Option Closing. The obligations of Seller to consummate the Option Closing are subject, at the option of Seller, to the satisfaction on or prior to the Option Closing of each of the conditions set forth in this Section 2.6(d)(i), unless waived in writing by Seller:

(A) each of the representations and warranties of Purchaser shall be true and correct in all material respects as of the Option Closing Date;

(B) Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Option Closing Date;

(C) on the Option Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the Option Closing, or granting substantial damages in connection therewith, shall have been issued and remain in force; and

(D) Purchaser shall be ready, willing and able to deliver to Seller at the Option Closing the other documents and items required to be delivered by Purchaser under this Section 2.6 (including, for the avoidance of doubt, the RRA (as defined below)).

(ii) Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the Option Closing are subject, at the option of Purchaser, to the satisfaction on or prior to the Option Closing of each of the conditions set forth in this Section 2.6(d)(ii), unless waived in writing by Purchaser:

(A) each of the representations and warranties of Seller shall be true and correct in all material respects as of the Option Closing Date;

(B) Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by Seller under this Agreement prior to or on the Option Closing Date;

(C) on the Option Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the Option Closing, or granting substantial damages in connection therewith, shall have been issued and remain in force; and

(D) Seller shall be ready, willing and able to deliver to Purchaser at the Option Closing the other documents and items required to be delivered by Seller under this Section 2.6.

(e) Option Closing. At the Option Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(i) the Parties shall execute, acknowledge and deliver the Conveyance (Exhibit B), with a special warranty of title by, through and under Seller but not otherwise, in sufficient counterparts for recording in Weld County, Colorado, and any applicable forms of any governmental entity, including the Colorado State Land Board, conveying all of the Optioned Assets to Purchaser as of the Optioned Asset Effective Date;

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(ii) Purchaser shall execute and deliver to Seller an area of mutual agreement in the form attached hereto as Exhibit D;

(iii) Purchaser shall deliver or cause to be delivered to Seller the Optioned Asset Cash Consideration;

(iv) Seller shall deliver to Purchaser (A) releases of all Liens that are burdening the Optioned Assets, (B) authorizations to file UCC-3 termination statements releases in all applicable jurisdictions to evidence the release all such Liens on the Optioned Assets and (C) all instruments and agreements reasonably requested by, and in form and substance reasonably acceptable to, Purchaser to effect and file of record the release of all Liens in connection therewith;

(v) Purchaser shall either (A) cause Creek Road to issue in a private placement to Seller the Optioned Asset Equity Consideration or (B) cause the Optioned Asset Equity Consideration to be transferred to Seller, in each case, in book-entry form (solely with respect to the Optioned Asset Stock Consideration), free and clear of any Liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Seller and containing a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM;

(vi) Seller shall deliver to Purchaser electronic copies of all Optioned Asset Records in the possession of Seller, its affiliates and/or their respective designees and contractors (including brokers and/or landmen); and

(vii) Purchaser and Seller (or Seller’s designated operator) shall execute all documents reasonably requested by the other Party that are necessary to transfer the Optioned Assets to Purchaser.

(f) Optioned Assets. For purposes of this Section 2.6, subject to the exclusions set forth in this Agreement, all of the following shall herein be called the “Optioned Assets”:

(i) all of Seller’s right, title and interest in, to and under the fee oil and gas leases described on Exhibit E attached hereto, including all working interests, operating rights, record title interests and other interests of every kind and character (the “Optioned Asset Fee Leases”), that include and convey no less than a 75% NRI in each Optioned Asset Fee Lease;

(ii) all of Seller’s right, title and interest in, to and under the State of Colorado Oil and Gas Leases described on Exhibit E attached hereto, including all working interests, operating rights, record title interests and other interests of every kind and character (the “Optioned Asset State Leases”), that include and convey no less than a 77.5% NRI in the Optioned Asset State Leases;

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(iii) 100% of Seller’s leasehold interest (Optioned Asset Fee Leases and Optioned Asset State Leases are collectively referred to as the “Optioned Asset Leases”) in 20,327.98 net mineral acres in, on and under 32,695.63 gross acres located in Weld County, Colorado, as described on Exhibit E (the “Optioned Asset Lands”);

(iv) to the extent transferable, Seller’s interests in and under all contracts, agreements and instruments by which the other Optioned Assets are bound or that relate to or are used or useful in connection with the ownership, development or operation of the Optioned Asset Leases or the Optioned Asset Lands, to the extent applicable to the Optioned Asset Leases or Optioned Asset Lands, including all surface use agreements, surface rights, surface permits and other similar rights and instruments; and

(v) all of Seller’s records, files and geological and geophysical data directly related to the Optioned Assets, including without limitation all seismic data and interpretations thereof, logs, core analyses, formation tests, films, surveyors’ notes, plane table sheets, shot point data bases, land files, contract files, lease files, title files (including title reports, title opinions, runsheets, abstracts, evidence of bonus and rental payments), maps, surveys and data sheets (“Optioned Asset Records”). Seller does not warrant the accuracy, completeness or viability of any of the Optioned Asset Records or analysis provided therein.

Article 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as of the date hereof and as of the Closing and, as applicable, as of the Option Closing, as follows:

Section 3.1 Existence and Qualification.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business in Colorado.

Section 3.2 Power and Authorization.

Seller has the power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Seller. No approvals that have not already been obtained are necessary to approve this Agreement to consummate the transactions contemplated hereby.

Section 3.3 No Conflicts.

The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement do not (i) violate any provision of the Seller’s organizational documents, (ii) result in the creation of any material Lien on any Asset or any Optioned Asset, as applicable, (iii) result in default (with due notice or lapse of time or both) or the creation of any Lien or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture or other financing instrument to which Seller is a party or by which it is bound (which shall not be satisfied, assigned or termination on or prior to the Closing or the Option Closing, as applicable, as a result of the transactions contemplated in this Agreement), (iv) violate any judgment, order, ruling or decree applicable to Seller a party in interest or (v) violate any laws applicable to Seller, except in each case of the foregoing clauses (iii) through (v) for any matters that do not result in a material adverse effect on (a) the ownership, operation or financial condition of the Assets or the Optioned Assets, as applicable, as currently operated as of the date of this Agreement or (b) the performance of Seller’s obligations and covenants hereunder that are to be performed at the Closing or the Option Closing, as applicable.

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Section 3.4 Enforceability.

This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at the Closing or the Option Closing, as applicable, will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing or the Option Closing, as applicable, such documents will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.5 Litigation.

As of the date of this Agreement, there are no actions, suits or proceedings pending or, to Seller’s knowledge, threatened, before any court or other governmental entity with respect to the Assets or the Optioned Assets, as applicable. There are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened, before any court or other governmental entity against Seller which are reasonably likely to impair Seller’s ability to perform its obligations under this Agreement or any document required to be executed and delivered by Seller at the Closing or the Option Closing, as applicable.

Section 3.6 Compliance with Laws.

The Assets or the Optioned Assets, as applicable, have been operated in material compliance with all applicable federal, state and local laws, rules, regulations and orders. Seller has not received a written notice of a violation of any law that is applicable to (a) the Assets or operations on the Assets or (b) the Optioned Assets or operations on the Optioned Assets, as applicable, that has not been (or will not be prior to the Closing or the Option Closing, as applicable) corrected or settled.

Section 3.7 Consents and Preferential Purchase Rights.

None of the Assets or the Optioned Assets, as applicable, are subject to any preferential rights to purchase which would become exercisable as a result of the execution of this Agreement or performance of the transactions contemplated by this Agreement, and there are no consents to assignment with respect to the transactions contemplated by this Agreement, except those governmental consents customarily obtained after the Closing or the Option Closing, as applicable.

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Section 3.8 Lease Status.

To the best of Seller’s knowledge, as of the A&R Execution Date, each Lease or Optioned Asset Lease, as applicable, is in full force and effect. Seller further warrants and represents that title to the Leases or the Optioned Asset Leases, as applicable, is title that is generally, and customarily considered, marketable in the oil and gas industry. The Leases or the Optioned Asset Leases, as applicable, are not subject to, or dedicated, any gathering, midstream, or other contract that supply, dedicate, require or restrict the transportation, gathering, processing or sale of hydrocarbons from the Leases or the Optioned Asset Leases, as applicable, or water (whether fresh water or produced water) from or used in connection with the ownership, operation or development of the (a) Leases or the Assets or (b) Optioned Asset Leases or the Optioned Assets, as applicable. Neither Seller nor any affiliate of Seller has conducted any physical operations (including any drilling operations) on any of the Leases or the Optioned Asset Leases, as applicable. There have been no hydrocarbons produced from or allocated to the (x) Assets from and after the execution of the Leases or (y) Optioned Assets from and after the execution of the Optioned Asset Leases, as applicable.

Section 3.9 Bankruptcy.

There are no bankruptcy, insolvency, reorganization, or receivership proceedings: (a) pending against or being contemplated by Seller, or (b) to Seller’s knowledge, threatened against, Seller or any of the Assets or the Optioned Assets, as applicable.

Section 3.10 Contracts.

The Leases or the Optioned Asset Leases, as applicable, are not subject to or burdened by, and the Assets or the Optioned Assets, as applicable, do not include, any Material Contracts. “Material Contract” means any contract, agreement or instrument (whether recorded or unrecorded, oral or in writing), that (a) can reasonably be expected to result in gross revenue per fiscal year in excess of $10,000.00; (b) can reasonably be expected to result in expenditures per fiscal year in excess of $10,000.00; (c) are with any affiliate of Seller; (d) are participation agreements, exploration agreements, development agreements, joint operating agreements, unitization agreements, pooling agreements, communitization agreements or similar agreements; (e) have the purpose or requirement to sell, lease, farmout, exchange or otherwise dispose of all or any part of the Assets or the Optioned Assets, as applicable; (f) contain any drilling or development obligations on the part of Seller; (g) contain any area of mutual interest agreements, most-favored nations provisions, non-compete agreements or similar provisions; or (h) contain any call upon, option to purchase or similar rights with respect to the Assets or the Optioned Assets, as applicable, or to the production therefrom or the processing thereof.

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Section 3.11 No Distribution.

Seller is an experienced and knowledgeable investor, Seller is able to bear the economic risks of its acquisition and ownership of the Optioned Asset Equity Consideration, and Seller is capable of evaluating (and has evaluated) the merits and risks of investing in the Optioned Asset Equity Consideration and Seller’s acquisition and ownership thereof. Seller is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Optioned Asset Equity Consideration for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder or any other securities laws. Seller acknowledges and understands that (i)  the acquisition of the Optioned Asset Equity Consideration has not been registered under the Securities Act in reliance on an exemption therefrom and (ii)  the Optioned Asset Equity Consideration will, upon its acquisition by Seller be characterized as “restricted securities” under state and federal securities laws. Seller agrees that the Optioned Asset Equity Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities laws.

Section 3.12 Taxes and Assessments.

All ad valorem, property, excise, severance, production, sales, use and similar taxes based upon or measured by the ownership or operation of the (a) Assets or the production of hydrocarbons or the receipt of proceeds therefrom (“Asset Taxes”) or (b) Optioned Assets or the production of hydrocarbons or the receipt of proceeds therefrom (“Optioned Asset Taxes”) that have become due and payable have been paid, all tax returns with respect to Asset Taxes or Optioned Asset Taxes, as applicable, required to be filed have been timely filed, and none of the Assets or Optioned Assets, as applicable, are subject to any tax partnership agreement or are otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended.

Section 3.13 Waiver.

EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE IN THIS ARTICLE 3 AND SELLER’S SPECIAL WARRANTY OF TITLE IN THE CONVEYANCE, THE ASSETS OR THE OPTIONED ASSETS, AS APPLICABLE, ARE BEING CONVEYED BY SELLER TO PURCHASER WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, AND THE PARTIES HEREBY EXPRESSLY DISCLAIM, WAIVE, AND RELEASE ANY WARRANTY OF MERCHANTABILITY, CONDITION, SAFETY, OR FITNESS FOR A PARTICULAR PURPOSE; AND PURCHASER ACCEPTS THE ASSETS OR THE OPTIONED ASSETS, AS APPLICABLE, “AS IS, WHERE IS, WITH ALL FAULTS, WITHOUT RECOURSE.”

SELLER MAKES NO REPRESENTATION OR WARRANTY (EXPRESS, STATUTORY OR IMPLIED), AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, AS TO THE ACCURACY, COMPLETENESS, OR ADEQUACY OF THE RECORDS OR THE DESCRIPTION OF THE ASSETS OR THE OPTIONED ASSETS, AS APPLICABLE, HEREIN OR IN THE CONVEYANCE. EXCEPT TO THE EXTENT RESULTING FROM A BREACH OF SELLER’S SPECIAL WARRANTY OF TITLE SET FORTH IN THE CONVEYANCE, SELLER SHALL HAVE NO LIABILITY TO PURCHASER FOR ANY ALLEGED OR ACTUAL TITLE DEFECTS OR FOR FAILING TO DELIVER THE SPECIFIED NRI, NET MINERAL ACRES, OR GROSS ACRES, AND PURCHASER WAIVES ANY RIGHT TO MAKE OR ASSERT ANY CLAIM AGAINST SELLER FOR ANY TITLE DEFECT OR FOR FAILING TO DELIVER THE SPECIFIED NRI, NET MINERAL ACRES, OR GROSS ACRES.

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Article 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as of the date hereof and as of the Closing and, as applicable, as of the Option Closing, as follows:

Section 4.1 Existence and Qualification.

Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2 Power and Authorization.

Purchaser has the power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser.

Section 4.3 Enforceability.

This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at the Closing or the Option Closing, as applicable, will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing or the Option Closing, as applicable, such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.4 Litigation.

There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened, before any court or other governmental entity against Purchaser which are reasonably likely to impair Purchaser’s ability to perform its obligations under this Agreement or any document required to be executed and delivered by Purchaser at the Closing or the Option Closing, as applicable.

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Section 4.5 Due Diligence.

Subject to and without limiting any representations and warranties of Seller set forth herein or in the documents delivered hereunder (a) Purchaser has conducted all due diligence, review of documents, Lease files or Optioned Asset Lease files, as applicable, and relevant documents related to the Assets or the Optioned Assets, as applicable, prior to the Closing or the Option Closing, as applicable and (b) Purchaser waives any right to any post-Closing adjustments or any post-Option Closing adjustments, as applicable. Purchaser is familiar with the Assets or the Optioned Assets, as applicable, and is a knowledgeable, experienced and sophisticated investor in the oil and gas business. In entering into this Agreement, Purchaser has relied and will rely solely on the terms of this Agreement and upon its own independent analysis, evaluation, and investigation of, and judgment with respect to the business, economic, legal, tax and other consequences of this Agreement and the transactions contemplated herein, including its estimate and appraisal of the extent and value of the Assets or the Optioned Assets, as applicable, and the oil, gas and other reserves associated with the Assets or the Optioned Assets, as applicable.

Section 4.6 Financing. Subject to the satisfaction of the conditions to the Closing or the Option Closing, as applicable, set forth herein, Purchaser has, or will have as of the Closing Date or the Option Closing Date, as applicable, (including the Private Placements), sufficient cash, available lines of credit or other sources of immediately available funds (in United States Dollars) to enable Purchaser to pay (a) at the Closing the entirety of the $3,000,000.00 Cash Consideration and (b) at the Option Closing, as applicable, the entirety of the $18,000,000 Optioned Asset Cash Consideration.

Section 4.7 Optioned Asset Equity Consideration. All of the Optioned Asset Equity Consideration issuable at the Option Closing in accordance with this Agreement or issuable upon exercise thereafter will be, when so issued (a) duly authorized, validly issued, fully paid and non-assessable, (b) not subject to, or issued in violation of, any preemptive rights, (c) not issued in violation of any federal or state securities laws, (d) free and clear of any Liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and (e) except as otherwise set forth herein, rank pari passu in all respects with the securities issued pursuant to the Private Placements.

Article 5
ACTIONS OF THE PARTIES PRIOR TO CLOSING

Section 5.1 Seller’s Obligations. From and after the date hereof until the Closing or the Option Closing, as applicable, Seller shall: (a) own and operate the Assets or the Optioned Assets, as applicable, as a reasonably prudent operator, in compliance with all applicable laws and contracts, leases and agreements; (b) maintain the books of account and Records relating to the Assets or the Optioned Assets, as applicable, in the usual, regular and ordinary manner, in accordance with the usual accounting practices of Seller; (c) not transfer, sell, hypothecate, encumber, novate or otherwise dispose of any of the Assets or the Optioned Assets, as applicable; (d) not terminate (other than terminations of based on the expiration without any affirmative action by Seller), novate, materially amend, execute or extend any Leases or any Optioned Asset Leases, as applicable, or contracts binding on or included in the Assets or the Optioned Assets, as applicable; (e) not approve or conduct any individual authorization for expenditure or similar request or invoice for funding or participation under any contract for any operations on the Leases or the Optioned Asset Leases, as applicable; (f) not enter into, amend or change the terms of any Material Contract or Lease or Optioned Asset Lease, as applicable; (g) maintain in full force and effect all Leases or Optioned Asset Leases, as applicable; (h) not, and Seller shall cause their respective affiliates and each of their respective directors, officers, employees, representatives, advisors, brokers or agents not to, directly or indirectly, (A) actively market any material amount of the Assets or the Optioned Assets, as applicable (an “Acquisition Transaction”) to any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, governmental authority or any other entity (each, a “Person”), (B) solicit or initiate negotiations or submissions of proposals or offers in respect to any Acquisition Transaction or (C) permit any Person (other than Purchaser) to conduct any on-site diligence with respect to the Assets or the Optioned Assets, as applicable; and (i) not commit or enter into an agreement with respect to any matter that is prohibited by the foregoing.

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Section 5.2 Purchaser’s Obligation. From and after the Execution Date, Purchaser shall use commercially reasonable efforts to cause the conditions to Closing set forth in Sections 2.2(b)(iv) and (v) to be satisfied or waived and to cause the Closing to occur.

Article 6
TAX MATTERS

Section 6.1 Asset Taxes; Optioned Asset Taxes.

(a) Seller shall be allocated and bear all Asset Taxes or Optioned Asset Taxes, as applicable, attributable to the Assets or the Optioned Assets, as applicable, with respect to (i) any tax period ending prior to the Effective Date or the Optioned Asset Effective Date, as applicable, and (ii) the portion of any tax period beginning before and ending after the Effective Date or the Optioned Asset Effective Date, as applicable (each, a “Straddle Period”), ending immediately prior to the Effective Date or the Optioned Asset Effective Date, as applicable, and Purchaser shall be allocated and bear all Asset Taxes or Optioned Asset Taxes, as applicable, attributable to the Assets or the Optioned Assets, as applicable, with respect to (x) any tax period beginning at or after the Effective Date or the Optioned Asset Effective Date, as applicable, and (y) the portion of any Straddle Period beginning at the Effective Date or the Optioned Asset Effective Date, as applicable.

(b) For purposes of determining the allocations described in Section 6.1(a), (i) Asset Taxes or Optioned Asset Taxes, as applicable, that are attributable to the severance or production of hydrocarbons (other than such Asset Taxes or Optioned Asset Taxes, as applicable, described in clause Section 6.1(b)(iii), below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes or Optioned Asset Taxes, as applicable, occurred, (ii) Asset Taxes or Optioned Asset Taxes, as applicable, that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes or Optioned Asset Taxes, as applicable, described in clause (i) above or (iii) below), shall be allocated to the period in which the transaction giving rise to such Asset Taxes or Optioned Asset Taxes, as applicable, occurred, and (iii) Asset Taxes or Optioned Asset Taxes, as applicable, that are ad valorem, property or other Asset Taxes or Optioned Asset Taxes, as applicable, imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Date or the Optioned Asset Effective Date, as applicable, and the portion of such Straddle Period beginning at the Effective Date or the Optioned Asset Effective Date, as applicable by prorating each such Asset Tax or Optioned Asset Tax, as applicable, based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Date or the Optioned Asset Effective Date, as applicable, occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Date or the Optioned Asset Effective Date, as applicable, occurs, on the other hand.

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Section 6.2 Transfer Taxes and Recording Fees.

Purchaser shall bear and pay (a) all sales, use, transfer, stamp, documentary, registration, excise or similar taxes incurred or imposed with respect to the transactions described in this Agreement (“Transfer Taxes”), and (b) all required filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets or the Optioned Assets, as applicable, to Purchaser. Seller and Purchaser shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable law, the amount of any such Transfer Taxes.

Section 6.3 Cooperation.

Purchaser and Seller covenant and agree that subsequent to the Closing or the Option Closing, as applicable, upon reasonable notice and during normal business hours, they will: (a) give the other Party and its representatives information, books and records relevant to the Assets or the Optioned Assets, as applicable, to the extent necessary to enable the other party to prepare its tax returns or determine the amount of any tax benefit the requesting Party may be entitled to receive pursuant to this Agreement, (b) provide the other Party with such information, books and records as may reasonably be requested in connection with any tax return, inquiry, election, audit or other examination by any tax authority, or judicial or administrative proceedings relating to liability for taxes with respect to the Assets or the Optioned Assets, as applicable, and (c) retain all books and records with respect to tax matters pertinent to the Assets or the Optioned Assets, as applicable, relating to any tax period beginning before the Closing Date or the Option Closing Date, as applicable, until the expiration of the statute of limitations of the respective tax periods and abide by all record retention agreements entered into with any governmental authority.

Section 6.4 Tax Returns.

Subject to Purchaser’s indemnification rights under Section 7.2(c), after the Closing Date or the Option Closing Date, as applicable, (a) Purchaser shall be responsible for paying any Asset Taxes or Optioned Asset Taxes, as applicable, relating to any tax period that ends before or includes the Effective Date or the Optioned Asset Effective Date, as applicable, that become due and payable after the Closing Date or the Option Closing Date, as applicable, and shall file with the appropriate governmental authority any and all tax returns required to be filed after the Closing Date or the Option Closing Date, as applicable, with respect to such Asset Taxes or Optioned Asset Taxes, as applicable, (b) Purchaser shall submit each such tax return to Seller for its review and comment reasonably in advance of the due date therefor and (c) Purchaser shall timely file any such tax return, incorporating any comments received from Seller prior to the due date therefor.

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Article 7
ASSUMPTION OF LIABILITIES AND INDEMNIFICATION

Section 7.1 Purchaser’s Assumption of Liability.

From and after the Closing or the Option Closing, as applicable, and subject to Section 7.2, Purchaser shall assume and pay, perform, fulfill and discharge and release and indemnify Seller and its affiliates from (a) subject to Section 7.2(a) and Section 7.2(b), all costs, expenses, and damages regarding the Assets or the Optioned Assets, as applicable, (b) damages resulting from any breaches or inaccuracies of any representations, warranties or covenants of Purchaser set forth herein, and (c) any Asset Taxes or Optioned Asset Taxes, as applicable, allocable to Purchaser pursuant to Section 6.1.

Section 7.2 Seller’s Retained Liabilities.

From and after the Closing or the Option Closing, as applicable, Seller shall retain and pay, perform, fulfill and discharge and release and indemnify Purchaser and its affiliates from (a) for one (1) year after the Closing or the Option Closing, as applicable, all costs, expenses and damages regarding the Assets or the Optioned Assets, as applicable, attributable to the period of time prior to the Effective Date or the Optioned Asset Effective Date, as applicable, (b) damages resulting from any breaches or inaccuracies of any representations, warranties or covenants of Seller set forth herein and (c) any Asset Taxes or Optioned Asset Taxes, as applicable, allocable to Seller pursuant to Section 6.1; provided that (x) all representations and warranties made by Seller in Sections 3.1, 3.2, 3.3, 3.4 and 3.9 shall survive for the applicable statute of limitations, (y) all other representations and warranties made herein by Seller and any liability arising with respect thereto shall survive the Closing or the Option Closing, as applicable, but only for a period of six (6) months from the Closing or the Option Closing, as applicable, and (z) all covenants set forth herein of Purchaser or Seller shall survive until fully performed. Notwithstanding anything to the contrary in this Agreement, (1) Seller will not have any liability for indemnification to Seller or any of its affiliates under this Section 7.2 for breaches of representations and warranties of Seller (A) made at the Closing or with respect to the Assets or the Leases until and unless the aggregate amount of all liability for damages for which Seller and/or its affiliates is entitled to indemnification exceeds a deductible equal two percent (2%) of the Cash Consideration or (B) made at the Option Closing or with respect to the Optioned Assets or the Optioned Asset Leases until and unless the aggregate amount of all liability for damages for which Seller and/or its affiliates is entitled to indemnification exceeds a deductible equal two percent (2%) of the Optioned Asset Cash Consideration; and (2) in no event will Seller have any liability to indemnify Seller and/or its affiliates from and against damages under this Agreement for breaches of representations and warranties of Seller (A) made at Closing or with respect to the Assets or the Leases in excess of twenty percent (20%) of the Cash Consideration or (B) made at the Option Closing or with respect to the Optioned Assets or the Optioned Asset Leases in excess of twenty percent (20%) of the Optioned Asset Cash Consideration.

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Article 8
ADDITIONAL AGREEMENTS

Section 8.1 Information Statement.

Seller shall furnish all information as Purchaser may reasonably request in connection with the preparation and filing of any amendment to that certain definitive information statement (the “Information Statement”) filed by Creek Road with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2022, containing the information required under Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the transactions contemplated by the Merger Agreement and this Agreement. Such information will not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Seller shall promptly correct any information provided by it or any of its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives for use in the Information Statement or any amendment thereto if and to the extent that such information shall have become false or misleading in any material respect.

Section 8.2 Financing Cooperation.

Seller agrees, and shall use commercially reasonable efforts, to provide such assistance as is reasonably requested by Purchaser with reasonable prior notice in connection with any arrangement, marketing, syndication and consummation of any financing, including the Private Placements, that may be arranged by Purchaser or Creek Road to the extent deemed necessary or advisable by Purchaser to fund any portion of the Cash Consideration or the Optioned Asset Cash Consideration; provided that such requested assistance does not unreasonably interfere with the ongoing business or operations of Seller.

Section 8.3 Registration Rights.

If Creek Road files with the SEC a registration statement on Form S-1, or such other form for which Creek Road may be eligible (the “Resale Registration Statement”), providing for the resale from time to time of shares of Creek Road Common Stock, and Creek Road is permitted to include, without violating any existing registration rights as of the closing of the Merger Agreement and the Private Placements, the shares of Creek Road Common Stock (including the shares of Creek Road Common Stock issuable upon conversion of the warrants to purchase shares of Creek Road Common Stock) issued to the Seller pursuant to this Agreement, Creek Road shall, at the Seller’s election, include in the Resale Registration Statement such shares. Additionally, after the registration statement on Form S-1 for the registration of the shares of Creek Road Common Stock issuable upon conversion of Creek Road’s securities issued in the Private Placements is declared effective, the Seller may request that Creek Road file with the SEC a Resale Registration Statement providing for the resale from time to time of the shares of Creek Road Common Stock issuable to the Seller pursuant to this Agreement. Upon the receipt of such request, Creek Road shall prepare and file with the SEC the Resale Registration Statement within forty-five (45) days of the date that the Seller has provided Creek Road with all information reasonably requested by Creek Road to prepare and file such Resale Registration Statement. Creek Road shall use its reasonable best efforts to: (a) cause the Resale Registration Statement to be declared effective under the Securities Act as promptly as practicable after its filing; (b) ensure that the Resale Registration Statement complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act; and (c) maintain the effectiveness of the Resale Registration Statement until such time as the selling stockholders named therein are eligible to sell all such shares of Creek Road Common Stock without regard to the volume, manner of sale and notice provisions of Rule 144 under the Securities Act. Creek Road shall notify the Seller promptly of the time when the Resale Registration Statement has become effective or any supplement or amendment to the Resale Registration Statement has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of Creek Road Common Stock registered thereunder for offering or sale in any jurisdiction. Creek Road shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws, and the rules and regulations thereunder in connection with the offer and sale of the shares of Creek Road Common Stock to be offered thereunder, and the Seller shall furnish to Creek Road all information concerning the Seller as may be reasonably requested in connection with any such actions.

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Article 9
TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual prior written consent of Seller and Purchaser; or

(b) by Purchaser upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case, such that the conditions set forth in Section 2.2(b)(i) and Section 2.2(b)(ii) would not be satisfied (“Terminating Seller Breach”); provided that Purchaser has not waived such Terminating Seller Breach and Purchaser is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided, further that, if such Terminating Seller Breach is curable by Seller, Purchaser may not terminate this Agreement under this Section 9.1(b) for so long as Seller continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within fifteen (15) days after notice of such breach is provided by Purchaser to Seller;

(c) by Seller upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 2.2(a)(i) and Section 2.2(a)(ii) would not be satisfied (“Terminating Purchaser Breach”); provided that Seller has not waived such Terminating Purchaser Breach and Seller is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided, further that, if such Terminating Purchaser Breach is curable by Purchaser, Seller may not terminate this Agreement under this Section 9.1(c) for so long as Purchaser continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within fifteen (15) days after notice of such breach is provided by Seller to Purchaser;

(d) by Seller if the Cash Consideration has not been received by Seller pursuant to Section 2.1 on or before May 5, 2023; provided that Seller is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; or

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(e) by Seller if the Optioned Asset Cash Consideration has not been received by Seller pursuant to Section 2.6(a) on or before August 15, 2023; provided that Seller is not then in material breach of its representations, warranties, covenants or agreements in this Agreement.

Section 9.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no further force or effect (except for the provisions of this Article 9 and Article 11, all of which shall survive and continue in full force and effect indefinitely).

(b) In the event that (i) all conditions precedent to the obligations of Seller set forth in Section 2.2(a) have been satisfied or waived by Seller and (ii) the Closing has not occurred as a result of the material breach or failure of any Seller’s representations, warranties or covenants hereunder, including, if and when required, Seller’s obligations to consummate the transactions contemplated hereunder at the Closing, then Purchaser shall be entitled to elect in writing, to (A) exercise any and all rights and remedies, including rights to specific performance of this Agreement, that Purchaser may be entitled to at law or in equity or (B) terminate this Agreement.

(c) In the event that (i) all conditions precedent to the obligations of Purchaser set forth in Section 2.2(b) have been satisfied or waived by Purchaser and (ii) the Closing has not occurred as a result of the material breach or failure of any Purchaser’s representations, warranties or covenants hereunder, including, if and when required, Purchaser’s obligations to consummate the transactions contemplated hereunder at the Closing, then Seller shall be entitled to elect in writing, to (A) exercise any and all rights and remedies, including rights to specific performance of this Agreement, that Seller may be entitled to at law or in equity or (B) terminate this Agreement.

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Article 10
ACTIONS OF THE PARTIES AFTER CLOSING

Section 10.1 Filing of State Leases. Promptly after the Closing or the Option Closing, as applicable, Seller and Purchaser shall submit the forms for the State Leases or the Optioned Asset State Leases, as applicable, to the Colorado State Land Board for approval for the assignment of the State Leases or the Optioned Asset State Leases, as applicable.

Section 10.2 Records Delivery. Within three (3) business days after the Closing or the Option Closing, as applicable, Seller shall make the originals and copies of the Records or the Optioned Asset Records, as applicable, in respect of the Assets or the Optioned Assets, as applicable, including any electronic versions, available for pickup by Purchaser or, at Purchaser’s request and sole cost, shall ship such Records or Optioned Asset Records, as applicable, to Purchaser; provided that Seller shall have the right to keep copies (at Seller’s sole cost and expense) of such Records or Optioned Asset Records, as applicable.

Section 10.3 Non-Competition.

(a) Seller acknowledges that Purchaser is entering into this Agreement and assuming the obligations hereunder in contemplation of undertaking substantial further development of the Assets and the Optioned Assets, which development is intended to permit Purchaser to satisfy such assumed obligations. As a material inducement to Purchaser to enter into this Agreement, from and after Closing and the Option Closing, as applicable, Seller shall not, and shall ensure and cause each affiliate of Seller (each, a “Restricted Person”) not to, directly or indirectly, acquire in any capacity during the period from and after (x) in the case of an Initial Closing Restricted Opportunity, the Closing Date and ending on the date that is three (3) years after the Closing Date and (y) in the case of an Option Closing Restricted Opportunity, the Option Closing Date and ending on the date that is three (3) years after the Option Closing Date (as applicable, the “Non-Compete Period”), any interest in any such applicable Restricted Opportunity, whether alone or as a partner, joint venturer or equity interest holder of any Person acquiring such interest. Without limiting Purchaser’s other rights, in the event any Restricted Person acquires any applicable Restricted Opportunity during the applicable Non-Compete Period, Seller shall, or, as applicable, Seller shall cause such Restricted Person to, (i) promptly (but in no event later than ten (10) days after the acquisition of such applicable Restricted Opportunity) notify Purchaser of such acquisition, which notice shall include all terms of such applicable Restricted Opportunity and any and all information (including title and land files) in Seller’s and such Restricted Person’s possession regarding such applicable Restricted Opportunity, (ii) Purchaser shall have the right, but not the obligation, to elect in writing within ten (10) days after receipt of Seller’s notice to acquire all or any portion of such applicable Restricted Opportunity for a purchase price equal to one dollar ($1.00) for each net mineral acre included in such applicable Restricted Opportunity and (iii) if Purchaser elects to exercise such right, (A) Seller shall assign such applicable Restricted Opportunity to Purchaser or its designee free and clear of any burdens or encumbrances by, through or under Seller and its affiliates pursuant to an assignment and conveyance form reasonably acceptable to Purchaser, containing a special warranty of title by, through and under Seller and its affiliates and (B) Purchaser shall pay the applicable Restricted Person a purchase price equal to one dollar ($1.00) for each net mineral acre included in such applicable Restricted Opportunity assigned to Purchaser or its designee.

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(b) As used herein:

(i) “affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

(ii) “Initial Closing Restricted Area” means the geographical boundaries and lands located in Township 8 North, Range 62 West, in Weld County, Colorado.

(iii) “Initial Closing Restricted Opportunity” means any opportunity for, including an opportunity to finance, the leasing, acquisition, farm-in, exploration, development, production, gathering or marketing or any combination of the foregoing, of oil, gas or other hydrocarbon leases, hydrocarbon interests, royalty interests, overriding royalty interests, hydrocarbon interests payable out of production, production payments or any other rights to acquire any of the foregoing interests in or attributable to any lands covering or burdening any lands burdened by the Leases or lands located within the Initial Closing Restricted Area.

(iv) “Option Closing Restricted Area” means the geographical boundaries and lands located in the areas described as follows:

(A) all lands located in the West Half (“W/2”) of Townships 8, 9, 10, and 11 North, Range 61 West, in Weld County, Colorado; and

(B) all lands located in Townships 9, 10, and 11 North, Ranges 62, 63 and 64 West, in Weld County, Colorado.

(v) “Option Closing Restricted Opportunity” means any opportunity for, including an opportunity to finance, the leasing, acquisition, farm-in, exploration, development, production, gathering or marketing or any combination of the foregoing, of oil, gas or other hydrocarbon leases, hydrocarbon interests, royalty interests, overriding royalty interests, hydrocarbon interests payable out of production, production payments or any other rights to acquire any of the foregoing interests in or attributable to any lands covering or burdening any lands burdened by the Leases or lands located within the Option Closing Restricted Area.

(vi) “Restricted Opportunity” means the Initial Closing Restricted Opportunity and/or the Option Closing Restricted Opportunity, as applicable.

(c) The Parties agree that the limitations contained herein with respect to time, geographical area and scope of activity are reasonable in all respects and necessary to preserve the value of the goodwill and Assets and Optioned Assets being conveyed by Seller pursuant hereto. However, if any court shall determine that the time, geographical area or scope of activity of any restriction contained herein is unenforceable, it is the intention of the Parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

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Section 10.4 Optioned Asset Equity Consideration. Purchaser covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Purchaser is not required to file such reports, it will make publicly available such necessary information for so long as necessary to permit sales of the Optioned Asset Equity Consideration pursuant to Rule 144 under the Securities Act until such sales can be made without any restrictions or limitations), and it will take any such further action as reasonably requested to the extent required from time to time to enable Seller to sell the Optioned Asset Equity Consideration without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The legend endorsed on the certificate evidencing the Optioned Asset Equity Consideration pursuant to Section 2.6(e)(v) shall be removed and Purchaser shall issue to Seller a certificate without such legend at such time as the securities evidenced thereby cease to be “restricted securities” under federal securities laws.

Article 11
MISCELLANEOUS

Section 11.1 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. A Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Agreement in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

Section 11.2 Entire Agreement; Assignment.

(a) This Agreement, the exhibits hereto and the documents and certificates delivered in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

(b) This Agreement shall not be assigned by a Party by operation of law or otherwise without the prior written consent of the other Party and any such assignment purported to be made in violation of this provision shall be null and void ab initio; provided, however, Purchaser shall have the right to assign prior to the Closing to an affiliate of Purchaser, in which event Purchaser and such assignee shall be jointly and severally liable for their obligations under this Agreement.

Section 11.3 Governing Law.

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles. The Parties expressly and irrevocably: (a) consent to the exclusive jurisdiction of the federal or state courts sitting in the State of Delaware, (b) agree not to bring any action related to this Agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts) and (c) agree not to object to venue in such courts or to claim that such forum is inconvenient. Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by law.

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Section 11.4 Waiver of Jury Trial.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Section 11.5 Binding Nature; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of each Party and its permitted successors and assigns, and except as otherwise expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 11.6 Severability.

If a court of competent jurisdiction determines that any term, condition or provision of this Agreement is void, illegal, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall remain in full force and effect, and the terms, conditions and provisions that are determined to be void, illegal, unenforceable or unconscionable shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provisions eliminated; provided, however, that notwithstanding the foregoing, if the removal of such provisions destroys the material purpose of this Agreement, this Agreement shall no longer be of any force or effect.

Section 11.7 Interpretation.

For purposes of interpreting the provisions of this Agreement, the Parties acknowledge and agree that: (i) this Agreement is the result of negotiations between the Parties, and their respective counsel; (ii) the Parties are deemed to have equal bargaining power and position; (iii) the Parties are deemed to have drafted this Agreement jointly; and (iv) the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

Section 11.8 Further Assurances.

After the Closing or the Option Closing, as applicable, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by a Party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 11.9 Non-Recourse Persons.

Seller acknowledges and agrees that no past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative, affiliate or financing source of Purchaser, and any of the foregoing Person’s respective past, present or future directors, managers, officers, employees, incorporators, members, partners, stockholders, agents, attorneys, representatives, affiliates or financing sources (excluding, in each case, Purchaser, and subject to such exclusion, each, a “Non-Recourse Person”), in such capacity, shall have any liability or responsibility (in contract, tort or otherwise) for, and Purchaser hereby waives, releases, remises and forever discharges any damages, suits, legal or administrative proceedings, claims, demands, losses, costs, obligations, liabilities, interests, charges or causes of action whatsoever, in law or in equity, known or unknown, against each Non-Recourse Persons which are based on, related to, or arise out of the negotiation, performance and consummation of this Agreement or any other documents delivered at the Closing or the Option Closing, as applicable, pursuant to this Agreement (together with all other documents, certificates and instruments delivered under this Agreement) or the transactions contemplated hereunder or thereunder. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 11.9.

24

Section 11.10 Limitation on Damages.

Notwithstanding anything in this Agreement to the contrary, neither Party shall be liable to the other Party for special, indirect, consequential, punitive or exemplary damages suffered by such Party resulting from or arising out of this Agreement or the breach thereof or under any other theory of liability, whether tort, negligence, strict liability, breach of contract, warranty, indemnity or otherwise.

Section 11.11 Specific Performance.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof for which money damages, even if available, would not be an adequate remedy and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy available at law or in equity. The Parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

Section 11.12 Notice.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and deemed given by (i) delivery in person when so delivered, (ii) email on the date sent (or the next business day if sent after normal business hours of the recipient Party) or (iii) registered or certified mail (postage prepaid, return receipt requested) on the fifth business day after dispatch to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.12):

if to Purchaser:

Prairie Operating Co., LLC

8636 N. Classen Boulevard
Oklahoma City, Oklahoma 73114

Attention: Gary Hanna; Edward Kovalik

Email: gh@prairieopco.com; ek@prairieopco.com

with a copy to:

Vinson & Elkins L.L.P.

845 Texas Avenue

Suite 4700

Houston, Texas 77002

Attention: T. Mark Kelly; Crosby Scofield

Email: mkelly@velaw.com; cscofield@velaw.com

if to Seller:

Exok, Inc.

6410 N. Santa Fe

Oklahoma City, Oklahoma 73116
Attention: Steven D. Bryant

Email: bryant@coxinet.net

[Signature page follows.]

25

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EXOK, INC.		PRAIRIE OPERATING CO., LLC

By:	/s/ Steven D. Bryant	By:	/s/ Gary Hanna
Name:	Steven D. Bryant	Name:	Gary Hanna
Title:	President	Title:	Member

		By:	/s/ Ed Kovalik
		Name:	Ed Kovalik
		Title:	Member

Signature Page to Purchase and Sale Agreement

26

IN WITNESS WHEREOF, Creek Road (solely with respect to Section 8.3) has executed this Agreement as of the date first written above, and pursuant to Section 6.1(b)(xxi) of the Merger Agreement, Creek Road hereby consents to this Agreement and the matters contemplated herein.

CREEK ROAD MINERS, INC.

By:	/s/ John D. Maatta
Name:	John D. Maatta
Title:	Chief Executive Officer

Signature Page to Purchase and Sale Agreement

27

EXHIBIT A

Assets

[Attached.]

EXHIBIT B

Form of Assignment and Conveyance

This ASSIGNMENT AND CONVEYANCE (this “Assignment”), dated for reference purposes as of [●], 2023 (the “Execution Date”), to be effective as of 12:01 a.m. (Mountain Time) on [●], 2023 (the “Effective Date”), is by and between Exok, Inc., an Oklahoma corporation (“Assignor”), and Prairie Operating Co., LLC, a Delaware limited liability company (“Assignee”) in accordance with that certain Purchase and Sale Agreement dated October 24, 2022, by and between Assignor and Assignee (as amended, restated, supplemented or modified from time to time, the “Purchase Agreement”).

For one hundred dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor HEREBY SELLS, ASSIGNS, TRANSFERS, GRANTS, BARGAINS and CONVEYS to Assignee all of Assignor’s right, title, and interest in and to the following assets (collectively, the “Assets”):

the fee oil and gas leases described on Exhibit “A” attached hereto, including all working interests, operating rights, record title interests and other interests of every kind and character (the “Fee Leases”);

the State of Colorado Oil and Gas Leases described on Exhibit “A” attached hereto, including all working interests, operating rights, record title interests and other interests of every kind and character (the “State Leases”);

100% of Assignor’s leasehold interest (Fee Leases and State Lease collectively referred to as the “Leases”) in [●] net mineral acres in, on and under [●] gross acres located in Weld County, Colorado, as described on Exhibit “A” (the “Lands”);

to the extent transferable, Assignor’s interests in and under all contracts, agreements and instruments by which the other Assets are bound or that relate to or are used or useful in connection with the ownership, development or operation of the Leases or the Lands, to the extent applicable to the Leases or Lands, including all surface use agreements, surface rights, surface permits and other similar rights and instruments; and

all of Assignor’s records, files and geological and geophysical data directly related to the Assets, including without limitation all seismic data and interpretations thereof, logs, core analyses, formation tests, films, surveyors’ notes, plane table sheets, shot point data bases, land files, contract files, lease files, title files (including title reports, title opinions, runsheets, abstracts, evidence of bonus and rental payments), maps, surveys and data sheets (“Records”). Assignor does not warrant the accuracy, completeness or viability of any of the Records or analysis provided therein.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject to, however, all of the following terms and conditions:

Exhibit B - Page 1

1. Conflicts with Agreement. This Assignment is being made pursuant to the terms of the Purchase Agreement. All capitalized terms and defined terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. If there is a conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control to the extent of the conflict. Assignor and Assignee intend that the terms of the Purchase Agreement remain separate and distinct from and do not merge into the terms of this Assignment.

2. Special Warranty of Title. Assignor hereby agrees to warrant and forever defend all and singular title to the Assets unto Assignee and Assignee’s successors and assigns free and clear of all liens, encumbrances, and judgments of every person whomsoever lawfully claiming by, through, or under Assignor and/or its Affiliates, but not otherwise.

3. Disclaimer of Warranty. EXCEPT FOR ASSIGNOR’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THE PURCHASE AGREEMENT AND ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN THIS ASSIGNMENT, THE ASSETS ARE BEING CONVEYED BY ASSIGNOR TO ASSIGNEE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, AND THE PARTIES HEREBY EXPRESSLY DISCLAIM, WAIVE, AND RELEASE ANY EXPRESS WARRANTY OF MERCHANTABILITY, CONDITION OR SAFETY AND ANY EXPRESSED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND ASSIGNEE ACCEPTS THE ASSETS, “AS IS, WHERE IS, WITH ALL FAULTS, WITHOUT RECOURSE.” THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAWS, ALL DISCLAIMERS CONTAINED IN THIS ASSIGNMENT ARE “CONSPICUOUS” FOR THE PURPOSES OF ALL APPLICABLE LAWS.

4. Governing Law. This Assignment shall be governed by and construed under the laws of the State of Colorado (excluding any conflict of laws provision that would require the application of the law of any other jurisdiction).

5. Successor and Assigns. This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

6. Further Assurances. In addition to this Assignment, Assignor shall execute, acknowledge, and deliver to Assignee, in a timely manner and without further consideration, any documents or instruments that Assignee may reasonably require in order to more fully and effectively carry out the intent hereof or of the Purchase Agreement, including, without limitation, further assignments or conveyances required by any state or federal authority, deeds, agreements, contracts, instruments, other documents, and consents to further evidence the assignment and conveyance of the Assets by Assignor to Assignee, or to otherwise carry out the intention of this Assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the Assets conveyed in this Assignment.

7. Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Multiple counterparts of this Assignment may be recorded in the counties of the states where the Assets are located, but the inclusion of a description of any Asset in more than one counterpart of this Assignment shall not be construed as having effected any cumulative, multiple or overlapping interest in the applicable Asset.

[The remainder of this page has intentionally been left blank.
Signature and acknowledgment page follows.]

Exhibit B - Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment on the dates contained in the acknowledgments of this Assignment, but for reference purposes as of the Execution Date, to be effective for all purposes as of the Effective Date.

ASSIGNOR:		ASSIGNEE:

EXOK, INC.		PRAIRIE OPERATING CO., LLC

By:		By:
Name:	Steven D. Bryant	Name:
Title:	President	Title:

ACKNOWLEDGEMENTS

STATE OF	)
) ss.
COUNTY	)

This instrument was acknowledged before me on the __ day of _________ 2023, by _________________, of Exok, Inc., an Oklahoma corporation, on behalf of said company.

(SEAL)

Notary Public

My Commission Expires:

STATE OF	)
) ss.
COUNTY	)

This instrument was acknowledged before me on the __ day of _________ 2023, by ___________________, of Prairie Operating Co., LLC, a Delaware limited liability company, on behalf of said company.

(SEAL)

Notary Public

My Commission Expires:

Exhibit B - Page 3

EXHIBIT C

Form of Initial Closing Area of Mutual Agreement

This Area of Mutual Interest Agreement (“Agreement”) is dated effective _________________, 2023 (“Effective Date”) by and between Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), Tier Hydrocarbon Exploration, LLC, an Oklahoma limited liability company (“Tier”), Pilot Gas, LLC, an Oklahoma limited liability company (“Pilot”), and Prairie Employee Benefit Pool, LLC, a Delaware limited liability company (“Prairie Sub” and together with Tier and Pilot, each individually an “Assignee” and collectively, “Assignees”). Prairie and Assignees are sometimes hereinafter referred to as the “Parties” and individually as a “Party.”

Whereas, Prairie has acquired certain oil and gas leasehold interests covering lands located in Weld County, Colorado hereinafter referred to as (“Initially Acquired Leasehold Interests”) under an Assignment and Conveyance dated as of ____, 2023 from Exok, Inc., an Oklahoma corporation (“Exok”), as assignor, and Prairie, as assignee; and

Whereas, said Initially Acquired Leasehold Interests were acquired by Prairie, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of October 24, 2022 (as amended, restated, supplemented or modified from time to time, the “PSA”), by and between Exok, as seller, and Prairie, as purchaser; and

Whereas, pursuant to the terms and conditions of the PSA, Prairie agreed to execute and deliver this Agreement for the purposes of establishing and creating an area of mutual interest in favor of Assignees covering certain lands and leasehold interests acquired by Prairie or its Affiliates located in certain portions of Weld County, Colorado.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.	Area of Mutual Interest (“AMI”).

The Parties hereby create and establish an Area of Mutual Interest (“AMI”) within the geographical boundaries and lands located in Township 8 North, Range 62 West, in Weld County, Colorado (“AMI Area”)

The AMI and terms hereof shall remain in force and effect for a period commencing on the Effective Date and terminating and expiring on the date ten (10) years after the Effective Date (the “Term”).

Exhibit C - Page 1

2.	Assignees Entitled to Overriding Royalty.

If during the Term, Prairie or any member of the Prairie Group has or obtains any Acquisition within the AMI Area (with such Person having the Acquisition being referred to herein as an “Acquiring Party”), no later than thirty (30) days after the consummation of such Acquisition, Prairie shall, and shall cause each applicable Acquiring Party, (a) to execute and deliver to the Assignees an assignment of overriding royalty in the form attached hereto as Exhibit A attached hereto, (b) copies of all other title reports, title files, title opinions and other title materials in the possession of the Prairie Group with respect to the Acquired Interests subject to such Acquisition.

3.	Certain Definitions. The following capitalized terms used herein shall have the meanings ascribed below:

“Acquired Interest” means, to the extent located within the AMI Area, any and all (a) leases or leasehold interests affecting, relating to or covering any hydrocarbons in place, (b) leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and other interests in, under or relating to such leases, and/or (c) any economic or contractual rights, options or interests in and to any of the foregoing, whether vested or contingent, including, without limitation, any farmout or farmin agreement; provided, however, the term “Acquired Interest” shall not include any (i) any fee mineral interests, fee royalty interests and any non-participating royalties and other similar interests in hydrocarbons in place (that are not acquired or derived from any leasehold interests), (ii) any other interest in hydrocarbons in place, (iii) any and all rights and interests attributable or allocable thereto by virtue of any pooling, unitization, communitization, production sharing or similar agreement, order or declaration (iv) any interests in any wellbores to the extent such wellbores are producing hydrocarbons as of the date of the applicable Acquisition of such interests by the Acquiring Party, (v) any interests described in subparts (a) through (c) of this definition INSOFAR AND ONLY INSOFAR as such interests are allocated to any wells described in subpart (iv) of this definition, or (vi) any interests described in subparts (a) through (c) of this definition to the extent the aggregate Net Revenue Interest in such interest are equal to or less than the product of (i) 75% multiplied by (ii) the actual Working Interest in such interests.

Acquisition” or “Acquisitions” means the direct acquisition, purchase, transfer to, purchase of, option, right or opportunity by any member of the Prairie Group of any Acquired Interest, whether such acquisition, option, right or opportunity is through a purchase, exchange, joint venture, participation agreement, farmout agreement, operating agreement or any similar arrangement; provided, however, (a) any rights assigned to any Party pursuant to the terms of the PSA shall not constitute an Acquisition, (b) the direct or indirect acquisition of any equity, securities or control of, or merger or combination of any member of the Prairie Group with, any Person shall not constitute an Acquisition (c) any acquisition, purchase of, transfer to, right or opportunity with respect to any Acquired Interests by a member of the Prairie Group from another member of the Prairie Group shall not constitute an Acquisition.

Exhibit C - Page 2

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one (1) or more intermediaries or otherwise. For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Net Revenue Interest” means, with respect to any applicable interests, the percentage interest in and to all production of hydrocarbons saved, produced and sold from or allocated to such interests, after giving effect to all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other similar interests payable out of production of hydrocarbons from or allocated to such interests or the proceeds thereof to Persons that are not members of the Prairie Group.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization, joint venture or any other legally recognizable entity.

“Prairie Group” means Prairie and any Affiliate of Prairie (but excluding in each case any Assignee).

“Working Interest” means, with respect to any applicable interest, the percentage of costs and expenses associated with the exploration, drilling, development, operation, maintenance and abandonment on or in connection with such interests required to be borne with respect thereto, but without regard to the effect of any royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other similar interests payable out of production of hydrocarbons from or allocated to such interests or the proceeds thereof.

4.	Non-Circumvention. Prairie shall not, and Prairie shall cause each member of the Prairie Group not to, enter into any agreement, contract or arrangement with any Person with respect to the AMI Area or take any other action or enter into or cause any Person to enter into any alternative transaction with the purpose of circumventing the intent, rights and obligations of the Parties hereunder.

5.	Affiliates. In the event that the Acquiring Party is a member of Prairie Group other than Prairie, Prairie shall cause such Person to comply with the terms of this Agreement and shall be responsible to the Assignors for such member’s failure to do so.

6.	Notices. Any notice or other communication made in accordance with this Agreement shall be deemed to have been given when delivered to the other Party’s address set forth below. A Party may change the address to which such communications are to be addressed by giving written notice to the other Parties.

Exhibit C - Page 3

Tier Hydrocarbon Exploration, LLC

P.O. Box 890659

Oklahoma City, OK 73189

Attention: [_____________]

Email: [_______________]

Pilot Gas, LLC

6410 N. Santa Fe Ave., Ste. B

Oklahoma City, OK 73116

Attention: Steven D. Bryant

Email: bryant@coxinet.net

Prairie Employee Benefit Pool, LLC

8636 N. Classen Boulevard
Oklahoma City, Oklahoma 73114

Attention: Gary Hanna; Edward Kovalik

Email: gh@prairieopco.com; ek@prairieopco.com

Prairie Operating Co., LLC

8636 N. Classen Boulevard
Oklahoma City, Oklahoma 73114

Attention: Gary Hanna; Edward Kovalik

Email: gh@prairieopco.com; ek@prairieopco.com

7.	Modification. This Agreement may not be amended, altered or modified except by an instrument in writing signed by the Parties expressly specifying the provisions amended, modified or altered.

8.	No Partnership. This Agreement does not create, and shall not be construed as creating, a partnership, business association, joint venture, or the relationship of principal and agent, or employer and employee between the Parties hereto.

9.	Governing Law. This Agreement and the legal relations between the Parties hereunder shall be governed and construed in accordance with the laws of the State of Texas. Each Party consents to personal jurisdiction in any action brought in the United States federal and state courts located in the State of Texas with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, controversy, or claim will be instituted exclusively in the state and federal district courts located in Houston, Texas. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF

Exhibit C - Page 4

10.	Binding Effect. The terms, covenants, obligations, and conditions of this Agreement shall be binding upon and shall inure to the benefit of Prairie and each Assignee, as well as their respective permitted successors and assigns.

11.	Assignments. Prairie may not assign, transfer or convey all or any of its rights or obligations under this Agreement without the prior written consent of each Assignee (which may be granted, withheld and/or conditioned at the sole discretion of each Assignee)Any attempted assignment, transfer or conveyance of any rights or obligations under this Agreement in violation of this Section 14 shall be automatically null and void ab initio.

12.	Counterparts. This Agreement may be executed by the Parties in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original instrument, but all of which together shall constitute but one in the same instrument.

13.	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

14.	Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable, under applicable Law or otherwise, to consummate the transactions contemplated by this Agreement. The Parties agree to and shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement in accordance with the terms hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C - Page 5

IN WITNESS HEREOF, this Agreement is executed by each Party through its duly authorized agent or representative effective for all purposes on the Effective Date.

Prairie Operating Co., LLC Tier Hydrocarbon Exploration, LLC

By:	By:
Name:	Name:
Title:	Title:

Pilot Gas, LLC	Prairie Employee Benefit Pool, LLC

By:	By:
Name:	Name
Title:	Title:

Exhibit C - Page 6

EXHIBIT “A”

Attached to Area of Mutual Interest Agreement “AMI”

FORM OF ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

KNOW ALL MEN BY THESE PRESENTS:

THAT effective as of [_____________]1 (the “Effective Time”) the undersigned [_______________________], (hereinafter referred to as “Assignor”), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY AND ASSIGN unto each of Tier Hydrocarbon Exploration, LLC, a [_____________] limited liability company (“Tier”) with an address of P.O. Box 890659, Oklahoma City, OK 73189, Pilot Gas, LLC, a [_____________] limited liability company (“Pilot”) with an address of 6410 B North Santa Fe Avenue, Oklahoma City, OK 73116 and [_________________], a Delaware limited liability company (“[Prairie Sub]” and together with Tier and Pilot, each individually an “Assignee” and collectively, “Assignees”) with an address of [______________], and overriding royalty interest (“Overriding Royalty Interest”) equal to the lesser of:

(a) a three percent (3%) of 8/8ths of the oil, gas, associated liquids and other hydrocarbons (collectively, “Hydrocarbons”) produced, saved and sold from the oil and gas leases described in Exhibit “A” attached hereto and made a part hereof (the “Leases”) and the lands covered thereby or pooled or unitized therewith (the “Lands”) and;

(b) the positive difference, if any, between (i) twenty-five percent (25%) of 8/8ths of Hydrocarbons produced, saved and sold from the Leases and the Lands, and (ii) all royalty, overriding royalty, production payments and other burdens on such Hydrocarbon production in existence immediately prior to the Effective Date (as hereinafter defined);

Provided, however, the Leases and Lands shall exclude and the Overriding Royalty Interest shall not include, burden or constitute any interests in (A) any of the wellbores described on Exhibit “B” and (B) any interests in any oil and gas leases or any interests as to any rights and interests attributable or allocable to such wellbores by virtue of any pooling, unitization, communitization, production sharing or similar agreement, order or declaration INSOFAR AND ONLY INSOFAR as such interests are allocated to any wellbores described on Exhibit “B”.

The Overriding Royalty Interest assigned to Assignors hereunder are assigned and conveyed to the Assignors in the following undivided interests: proportions, to-wit:

1 Note to Draft: “Effective Time” to be the one minute after the effective time of the acquisition of the Acquired Interests by the Acquiring Party.

Exhibit C - Page 7

Tier:	16.66667%
Pilot:	16.66667%
[Prairie Sub]	66.66667%

The Overriding Royalty Interest shall be calculated and measured on the same terms as the applicable royalties payable under the Leases; provided, however, the Overriding Royalty Interest shall be free of all development, production and operating expenses; however, said interest shall bear its proportionate share of gross production taxes assessed against the gross production subject to said Overriding Royalty Interest. It is agreed that nothing contained herein shall impose upon the Assignor, its successors, or assigns, any duty or obligation to develop or operate the properties covered by the above-described “Leases” or to maintain them by the payment of delay rentals, shut-in royalty payments or other similar payments.

The Overriding Royalty Interest shall be subject to any cooperative or unit plan of operation or development and to any pooling, communitization or other agreement for the allocation of Hydrocarbon production among multiple tracts to which the Leases, or any part thereof, may have heretofore or may hereafter be committed by Assignor or by the predecessors to its interest or its successors and assigns, including, but not limited to, any joint operating agreement, pooling or unit designation, or similar agreement unitizing the working interests in a contract area or pooled unit, including that of Assignor, regardless of whether such agreement expressly purports to commit the Overriding Royalty Interest; and, in such event or events, the Overriding Royalty Interest shall be computed and paid on the basis of the applicable Hydrocarbons allocated to the Lands under and pursuant to the terms of any such agreement or plan of operation; however, in the event that such cooperative or unit plan of operation or development or pooling or communitization agreement does not set out how payments are to be calculated, then in such event, the Overriding Royalty Interest will be paid in the proportion that the surface acreage of the Lands bears to the total acreage within such contract area or pooled unit.

If any of the Leases covers an interest in the Lands less than the entire mineral estate therein (regardless of whether such Lease purports to cover only the lessor’s interest therein), then, as to such Lease, the Overriding Royalty Interest, insofar only as it affects and applies to production from or allocable to such Lands, shall be payable to Assignee in the proportion that the mineral interests in such lands actually covered by the relevant Lease bear to the entire, undivided mineral estate in such lands. Similarly, if Assignor owns less than a one hundred percent (100%) leasehold interest in and to any of the Leases, then, as to such Lease, the Overriding Royalty Interest shall be payable to Assignee in the proportion that the leasehold interest in such Lease actually owned by Assignor bears to a one hundred percent (100%) leasehold interest in and to such Lease. In addition, if the leasehold interest in the Lease owned by Assignor is increased or decreased pursuant to the terms of any compulsory pooling order, farmout agreement, contractual rights agreement, applicable operating agreement, or other instrument providing for a reversionary interest that is existing at the Effective Time, the Overriding Royalty Interest shall be proportionately increased or decreased accordingly.

Exhibit C - Page 8

Assignor will have no drilling or development obligation, nor any leasehold preservation obligation, in favor of Assignee by virtue of Assignee’s Overriding Royalty Interest, all such matters being entirely at Assignor’s discretion.

If Assignor, or its successors or assigns, shall secure a renewal or extension of the Leases covering all or any part of the Lands, then the Overriding Royalty Interest shall apply to such renewal or extended Lease, subject to proportionate reduction. A “renewal” or “extension” of a Lease as used herein, shall mean any lease or leases acquired by Assignor, its successors or assigns, within twenty four (24) months from the termination of the applicable Lease and covering all or a part of the same interest(s) in the Lands.

Assignor hereby warrants defensible title to the Overriding Royalty Interest unto each Assignee, its successors and assigns, in each case, free and clear of any liens and encumbrances, burdens, defects, against all Persons claiming or purporting to claim the same or any part thereof, by, through or under Assignor or any of its Affiliates, but not otherwise.

This Assignment shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, successors, representatives and assigns. No change in the ownership of the Overriding Royalty Interest shall be binding on Assignor until such time as Assignor shall have been furnished with either the original, a certified copy or an acceptable reproduced copy of the recorded instrument or instruments effecting the change in ownership.

This Assignment is made pursuant to that certain Area of Mutual Interest Agreement dated as being effective the _____ day of _____________, 20__, and reference is hereby made for all purposes.

Exhibit C - Page 9

IN WITNESS WHEREOF, the said Assignor, executed this instrument this _____ day of _________________, 20[__].

[_________________]

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF ________________

COUNTY OF ______________

The foregoing instrument was acknowledged before me on this _____ day of __________, 20___, by ____________________________ as _____________________ of [______________].

My Commission Expires:
________________________	_________________________________________
, Notary Public

Exhibit C - Page 10

EXHIBIT A

LEASES

[ATTACH LIST OF LEASES TO BE SUBJECT TO THE OVERRIDING ROYALTY INTEREST]

Exhibit C - Page 11

EXHIBIT B

EXCLUDED WELLS

[ATTACHED LIST OF WELLBORES NOT SUBJECT TO OVERRIDING ROYALTY INTEREST]

Exhibit C - Page 12

EXHIBIT D

Form of Option Closing Area of Mutual Agreement

This Area of Mutual Interest Agreement (“Agreement”) is dated effective _________________, 2023 (“Effective Date”) by and between Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), Tier Hydrocarbon Exploration, LLC, an Oklahoma limited liability company (“Tier”), Pilot Gas, LLC, an Oklahoma limited liability company (“Pilot”), and Prairie Employee Benefit Pool, LLC, a Delaware limited liability company (“Prairie Sub” and together with Tier and Pilot, each individually an “Assignee” and collectively, “Assignees”). Prairie and Assignees are sometimes hereinafter referred to as the “Parties” and individually as a “Party.”

Whereas, Prairie has acquired certain oil and gas leasehold interests covering lands located in Weld County, Colorado hereinafter referred to as (“Initially Acquired Leasehold Interests”) under an Assignment and Conveyance dated as of ____, 2023 from Exok, Inc., an Oklahoma corporation (“Exok”), as assignor, and Prairie, as assignee; and

Whereas, said Initially Acquired Leasehold Interests were acquired by Prairie, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of October 24, 2022 (as amended, restated, supplemented or modified from time to time, the “PSA”), by and between Exok, as seller, and Prairie, as purchaser; and

Whereas, pursuant to the terms and conditions of the PSA, Prairie agreed to execute and deliver this Agreement for the purposes of establishing and creating an area of mutual interest in favor of Assignees covering certain lands and leasehold interests acquired by Prairie or its Affiliates located in certain portions of Weld County, Colorado.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

15.	Area of Mutual Interest (“AMI”).

The Parties hereby create and establish an Area of Mutual Interest (“AMI”) within the geographical boundaries and lands located in the area(s) described as follows (“AMI Area”):

All lands located in the West Half (“W/2”) of Townships 8, 9, 10, and 11 North, Range 61 West; and

All lands located in Townships 9, 10 & 11 North, Ranges 62, 63 and 64 West, all in Weld County, Colorado

Exhibit D - Page 1

The AMI and terms hereof shall remain in force and effect for a period commencing on the Effective Date and terminating and expiring on the date ten (10) years after the Effective Date (the “Term”).

16.	Assignees Entitled to Overriding Royalty.

If during the Term, Prairie or any member of the Prairie Group has or obtains any Acquisition within the AMI Area (with such Person having the Acquisition being referred to herein as an “Acquiring Party”), no later than thirty (30) days after the consummation of such Acquisition, Prairie shall, and shall cause each applicable Acquiring Party, (a) to execute and deliver to the Assignees an assignment of overriding royalty in the form attached hereto as Exhibit A attached hereto, (b) copies of all other title reports, title files, title opinions and other title materials in the possession of the Prairie Group with respect to the Acquired Interests subject to such Acquisition.

17.	Certain Definitions. The following capitalized terms used herein shall have the meanings ascribed below:

“Acquired Interest” means, to the extent located within the AMI Area, any and all (a) leases or leasehold interests affecting, relating to or covering any hydrocarbons in place, (b) leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and other interests in, under or relating to such leases, and/or (c) any economic or contractual rights, options or interests in and to any of the foregoing, whether vested or contingent, including, without limitation, any farmout or farmin agreement; provided, however, the term “Acquired Interest” shall not include any (i) any fee mineral interests, fee royalty interests and any non-participating royalties and other similar interests in hydrocarbons in place (that are not acquired or derived from any leasehold interests), (ii) any other interest in hydrocarbons in place, (iii) any and all rights and interests attributable or allocable thereto by virtue of any pooling, unitization, communitization, production sharing or similar agreement, order or declaration (iv) any interests in any wellbores to the extent such wellbores are producing hydrocarbons as of the date of the applicable Acquisition of such interests by the Acquiring Party, (v) any interests described in subparts (a) through (c) of this definition INSOFAR AND ONLY INSOFAR as such interests are allocated to any wells described in subpart (iv) of this definition, or (vi) any interests described in subparts (a) through (c) of this definition to the extent the aggregate Net Revenue Interest in such interest are equal to or less than the product of (i) 75% multiplied by (ii) the actual Working Interest in such interests.

Acquisition” or “Acquisitions” means the direct acquisition, purchase, transfer to, purchase of, option, right or opportunity by any member of the Prairie Group of any Acquired Interest, whether such acquisition, option, right or opportunity is through a purchase, exchange, joint venture, participation agreement, farmout agreement, operating agreement or any similar arrangement; provided, however, (a) any rights assigned to any Party pursuant to the terms of the PSA shall not constitute an Acquisition, (b) the direct or indirect acquisition of any equity, securities or control of, or merger or combination of any member of the Prairie Group with, any Person shall not constitute an Acquisition (c) any acquisition, purchase of, transfer to, right or opportunity with respect to any Acquired Interests by a member of the Prairie Group from another member of the Prairie Group shall not constitute an Acquisition.

Exhibit D - Page 2

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one (1) or more intermediaries or otherwise. For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Net Revenue Interest” means, with respect to any applicable interests, the percentage interest in and to all production of hydrocarbons saved, produced and sold from or allocated to such interests, after giving effect to all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other similar interests payable out of production of hydrocarbons from or allocated to such interests or the proceeds thereof to Persons that are not members of the Prairie Group.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization, joint venture or any other legally recognizable entity.

“Prairie Group” means Prairie and any Affiliate of Prairie (but excluding in each case any Assignee).

“Working Interest” means, with respect to any applicable interest, the percentage of costs and expenses associated with the exploration, drilling, development, operation, maintenance and abandonment on or in connection with such interests required to be borne with respect thereto, but without regard to the effect of any royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other similar interests payable out of production of hydrocarbons from or allocated to such interests or the proceeds thereof.

18.	Non-Circumvention. Prairie shall not, and Prairie shall cause each member of the Prairie Group not to, enter into any agreement, contract or arrangement with any Person with respect to the AMI Area or take any other action or enter into or cause any Person to enter into any alternative transaction with the purpose of circumventing the intent, rights and obligations of the Parties hereunder.

19.	Affiliates. In the event that the Acquiring Party is a member of Prairie Group other than Prairie, Prairie shall cause such Person to comply with the terms of this Agreement and shall be responsible to the Assignors for such member’s failure to do so.

Exhibit D - Page 3

20.	Notices. Any notice or other communication made in accordance with this Agreement shall be deemed to have been given when delivered to the other Party’s address set forth below. A Party may change the address to which such communications are to be addressed by giving written notice to the other Parties.

Tier Hydrocarbon Exploration, LLC

P.O. Box 890659

Oklahoma City, OK 73189

Attention: [_____________]

Email: [_______________]

Pilot Gas, LLC

6410 N. Santa Fe Ave., Ste. B

Oklahoma City, OK 73116

Attention: Steven D. Bryant

Email: bryant@coxinet.net

Prairie Employee Benefit Pool, LLC

8636 N. Classen Boulevard

Oklahoma City, Oklahoma 73114

Attention: Gary Hanna; Edward Kovalik

Email: gh@prairieopco.com; ek@prairieopco.com

Prairie Operating Co., LLC

8636 N. Classen Boulevard

Oklahoma City, Oklahoma 73114

Attention: Gary Hanna; Edward Kovalik

Email: gh@prairieopco.com; ek@prairieopco.com

21.	Modification. This Agreement may not be amended, altered or modified except by an instrument in writing signed by the Parties expressly specifying the provisions amended, modified or altered.

22.	No Partnership. This Agreement does not create, and shall not be construed as creating, a partnership, business association, joint venture, or the relationship of principal and agent, or employer and employee between the Parties hereto.

23.	Governing Law. This Agreement and the legal relations between the Parties hereunder shall be governed and construed in accordance with the laws of the State of Texas. Each Party consents to personal jurisdiction in any action brought in the United States federal and state courts located in the State of Texas with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, controversy, or claim will be instituted exclusively in the state and federal district courts located in Houston, Texas. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF

Exhibit D - Page 4

24.	Binding Effect. The terms, covenants, obligations, and conditions of this Agreement shall be binding upon and shall inure to the benefit of Prairie and each Assignee, as well as their respective permitted successors and assigns.

25.	Assignments. Prairie may not assign, transfer or convey all or any of its rights or obligations under this Agreement without the prior written consent of each Assignee (which may be granted, withheld and/or conditioned at the sole discretion of each Assignee)Any attempted assignment, transfer or conveyance of any rights or obligations under this Agreement in violation of this Section 14 shall be automatically null and void ab initio.

26.	Counterparts. This Agreement may be executed by the Parties in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original instrument, but all of which together shall constitute but one in the same instrument.

27.	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

28.	Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable, under applicable Law or otherwise, to consummate the transactions contemplated by this Agreement. The Parties agree to and shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement in accordance with the terms hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit D - Page 5

IN WITNESS HEREOF, this Agreement is executed by each Party through its duly authorized agent or representative effective for all purposes on the Effective Date.

Prairie Operating Co., LLC	Tier Hydrocarbon Exploration, LLC

By:	By:
Name:	Name:
Title:	Title:

Pilot Gas, LLC	Prairie Employee Benefit Pool, LLC

By:	By:
Name:	Name
Title:	Title:

Exhibit D - Page 6

EXHIBIT “A”

Attached to Area of Mutual Interest Agreement “AMI”

FORM OF ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

KNOW ALL MEN BY THESE PRESENTS:

THAT effective as of [_____________]2 (the “Effective Time”) the undersigned [_______________________], (hereinafter referred to as “Assignor”), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY AND ASSIGN unto each of Tier Hydrocarbon Exploration, LLC, a [_____________] limited liability company (“Tier”) with an address of P.O. Box 890659, Oklahoma City, OK 73189, Pilot Gas, LLC, a [_____________] limited liability company (“Pilot”) with an address of 6410 B North Santa Fe Avenue, Oklahoma City, OK 73116 and [_________________], a Delaware limited liability company (“[Prairie Sub]” and together with Tier and Pilot, each individually an “Assignee” and collectively, “Assignees”) with an address of [______________], and overriding royalty interest (“Overriding Royalty Interest”) equal to the lesser of:

(a) a three percent (3%) of 8/8ths of the oil, gas, associated liquids and other hydrocarbons (collectively, “Hydrocarbons”) produced, saved and sold from the oil and gas leases described in Exhibit “A” attached hereto and made a part hereof (the “Leases”) and the lands covered thereby or pooled or unitized therewith (the “Lands”) and;

(b) the positive difference, if any, between (i) twenty-five percent (25%) of 8/8ths of Hydrocarbons produced, saved and sold from the Leases and the Lands, and (ii) all royalty, overriding royalty, production payments and other burdens on such Hydrocarbon production in existence immediately prior to the Effective Date (as hereinafter defined);

Provided, however, the Leases and Lands shall exclude and the Overriding Royalty Interest shall not include, burden or constitute any interests in (A) any of the wellbores described on Exhibit “B” and (B) any interests in any oil and gas leases or any interests as to any rights and interests attributable or allocable to such wellbores by virtue of any pooling, unitization, communitization, production sharing or similar agreement, order or declaration INSOFAR AND ONLY INSOFAR as such interests are allocated to any wellbores described on Exhibit “B”.

The Overriding Royalty Interest assigned to Assignors hereunder are assigned and conveyed to the Assignors in the following undivided interests: proportions, to-wit:

2 Note to Draft: “Effective Time” to be the one minute after the effective time of the acquisition of the Acquired Interests by the Acquiring Party.

Exhibit D - Page 7

Tier:	16.66667%
Pilot:	16.66667%
[Prairie Sub]	66.66667%

The Overriding Royalty Interest shall be calculated and measured on the same terms as the applicable royalties payable under the Leases; provided, however, the Overriding Royalty Interest shall be free of all development, production and operating expenses; however, said interest shall bear its proportionate share of gross production taxes assessed against the gross production subject to said Overriding Royalty Interest. It is agreed that nothing contained herein shall impose upon the Assignor, its successors, or assigns, any duty or obligation to develop or operate the properties covered by the above-described “Leases” or to maintain them by the payment of delay rentals, shut-in royalty payments or other similar payments.

The Overriding Royalty Interest shall be subject to any cooperative or unit plan of operation or development and to any pooling, communitization or other agreement for the allocation of Hydrocarbon production among multiple tracts to which the Leases, or any part thereof, may have heretofore or may hereafter be committed by Assignor or by the predecessors to its interest or its successors and assigns, including, but not limited to, any joint operating agreement, pooling or unit designation, or similar agreement unitizing the working interests in a contract area or pooled unit, including that of Assignor, regardless of whether such agreement expressly purports to commit the Overriding Royalty Interest; and, in such event or events, the Overriding Royalty Interest shall be computed and paid on the basis of the applicable Hydrocarbons allocated to the Lands under and pursuant to the terms of any such agreement or plan of operation; however, in the event that such cooperative or unit plan of operation or development or pooling or communitization agreement does not set out how payments are to be calculated, then in such event, the Overriding Royalty Interest will be paid in the proportion that the surface acreage of the Lands bears to the total acreage within such contract area or pooled unit.

If any of the Leases covers an interest in the Lands less than the entire mineral estate therein (regardless of whether such Lease purports to cover only the lessor’s interest therein), then, as to such Lease, the Overriding Royalty Interest, insofar only as it affects and applies to production from or allocable to such Lands, shall be payable to Assignee in the proportion that the mineral interests in such lands actually covered by the relevant Lease bear to the entire, undivided mineral estate in such lands. Similarly, if Assignor owns less than a one hundred percent (100%) leasehold interest in and to any of the Leases, then, as to such Lease, the Overriding Royalty Interest shall be payable to Assignee in the proportion that the leasehold interest in such Lease actually owned by Assignor bears to a one hundred percent (100%) leasehold interest in and to such Lease. In addition, if the leasehold interest in the Lease owned by Assignor is increased or decreased pursuant to the terms of any compulsory pooling order, farmout agreement, contractual rights agreement, applicable operating agreement, or other instrument providing for a reversionary interest that is existing at the Effective Time, the Overriding Royalty Interest shall be proportionately increased or decreased accordingly.

Assignor will have no drilling or development obligation, nor any leasehold preservation obligation, in favor of Assignee by virtue of Assignee’s Overriding Royalty Interest, all such matters being entirely at Assignor’s discretion.

If Assignor, or its successors or assigns, shall secure a renewal or extension of the Leases covering all or any part of the Lands, then the Overriding Royalty Interest shall apply to such renewal or extended Lease, subject to proportionate reduction. A “renewal” or “extension” of a Lease as used herein, shall mean any lease or leases acquired by Assignor, its successors or assigns, within twenty four (24) months from the termination of the applicable Lease and covering all or a part of the same interest(s) in the Lands.

Assignor hereby warrants defensible title to the Overriding Royalty Interest unto each Assignee, its successors and assigns, in each case, free and clear of any liens and encumbrances, burdens, defects, against all Persons claiming or purporting to claim the same or any part thereof, by, through or under Assignor or any of its Affiliates, but not otherwise.

This Assignment shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, successors, representatives and assigns. No change in the ownership of the Overriding Royalty Interest shall be binding on Assignor until such time as Assignor shall have been furnished with either the original, a certified copy or an acceptable reproduced copy of the recorded instrument or instruments effecting the change in ownership.

This Assignment is made pursuant to that certain Area of Mutual Interest Agreement dated as being effective the _____ day of _____________, 20__, and reference is hereby made for all purposes.

Exhibit D - Page 8

IN WITNESS WHEREOF, the said Assignor, executed this instrument this _____ day of _________________, 20[__].

[_________________]

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF ________________

COUNTY OF ______________

The foregoing instrument was acknowledged before me on this _____ day of __________, 20___, by ____________________________ as _____________________ of [______________].

My Commission Expires:
________________________	_________________________________________
, Notary Public

Exhibit D - Page 9

EXHIBIT A

LEASES

[ATTACH LIST OF LEASES TO BE SUBJECT TO THE OVERRIDING ROYALTY INTEREST]

Exhibit D - Page 10

EXHIBIT B

EXCLUDED WELLS

[ATTACHED LIST OF WELLBORES NOT SUBJECT TO OVERRIDING ROYALTY INTEREST]

Exhibit D - Page 11

EXHIBIT E

Optioned Assets

[Attached.]

Exhibit E